UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

NOVEMBER 1, 2019

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SUMR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01                                           Entry into a Material Definitive Agreement

On November 1, 2019, Summer Infant, Inc. (the “Company”) and Summer Infant (USA), Inc., as borrowers entered into (i) Amendment No. 2 to the Second Amended and Restated Loan and Security Agreement among the Company and Summer Infant (USA) Inc., as borrowers, the guarantors from time to time party thereto, the financial institutions from time to time party thereto as lenders, and Bank of America, N.A., as agent for the lenders (the “BofA Amendment”), and (ii) Amendment No. 2 to Term Loan and Security Agreement among the Company and Summer Infant (USA) Inc., as borrowers, the guarantors from time to time party thereto, the financial institutions from time to time party thereto as lenders, and Pathlight Capital LLC, as agent for the lenders (the “Term Loan Amendment”).

BofA Amendment.  The BofA Amendment amended the terms of the Second Amended and Restated Loan and Security Agreement to, among other things:

•                  increase the applicable margins on base rate and LIBOR revolver loans by 50 basis points;

•                  modify the definition of Financial Covenant Trigger Amount so that the amount is (a) $4,000,000 through January 15, 2020, (b) from January 16, 2020 through March 31, 2020, the amount will be (i) $4,000,000 or (ii) $5,000,000 if the Company is not in compliance with certain covenants, and (c) from and after April 1, 2020, $5,000,000; and

•                  require that the Company engage a financial advisor to assist with providing a weekly, 13-week cash flow forecast.

Term Loan Amendment.  The Term Loan Amendment amended the terms of the Term Loan and Security Agreement to, among other things:

•                  amend the definition of Financial Covenant Trigger Amount to be consistent with the BofA Amendment;

•                  amend the definition of IP Advance Rate Reduction to provide that the amount of reduction will be (i) zero through December 31, 2019, (ii) 5.0 percentage points from January 1, 2020 through March 30, 2020, provided the Company complies with certain covenants, and (iii) 10.0 percentage points on and after March 31, 2020; and

•                  consistent with the BofA Amendment, require that the Company engage a financial advisor to assist with providing a weekly, 13-week cash flow forecast.

The foregoing summary of the BofA Amendment and the Term Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such amendments, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

10.1*

Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of November 1, 2019, among Summer Infant, Inc. and Summer Infant (USA) Inc., as borrowers, the guarantors from time to time party thereto, the financial institutions from time to time party thereto as lenders, and Bank of America, N.A., as agent for the lenders

10.2*

Amendment No. 2 to Term Loan and Security Agreement, dated as of November 1, 2019, among Summer Infant, Inc. and Summer Infant (USA) Inc., as borrowers, the guarantors from time to time party thereto, the financial institutions from time to time party thereto as lenders, and Pathlight Capital LLC, as agent for the lenders

*                 Portions of this exhibit have been omitted for confidential treatment pursuant to Regulation S-K, Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: November 5, 2019	By:	/s/ Paul Francese
Paul Francese
Chief Financial Officer